Exhibit 99.1

Terns Pharmaceuticals Reports Third Quarter 2022 Financial Results and Corporate Highlights

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Terns plans to initiate U.S. clinical trial for TERN-701 (allosteric BCR-ABL inhibitor) in CML in second half of 2023

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Positive data from Phase 1 trial of TERN-501 (THR-β agonist) in NASH presented at AASLD 2022, with top-line data from Phase 2a DUET trial expected in second half of 2023

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IND-enabling activities for TERN-601 (oral GLP-1R agonist) remain on track with plans to initiate first-in-human clinical trial in obesity in 2023

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Cash and equivalents of $187 million provides runway into 2025, including three clinical data readouts from Terns’ three lead programs: TERN-701, TERN-601 and TERN-501

FOSTER CITY, Calif., Nov. 9, 2022 (GLOBE NEWSWIRE) -- Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, obesity and non-alcoholic steatohepatitis (NASH), today reported financial results for the third quarter ended September 30, 2022 and corporate highlights.

“The third quarter marked an exciting period for Terns, as we continued to accelerate development of our three lead programs in indications with large unmet need. With the completion of our $65 million financing in August, we are well-positioned to advance TERN-701 in CML and TERN-601 in obesity into the clinic in the United States in 2023. We also look forward to top-line data from the Phase 2a DUET trial evaluating TERN-501 monotherapy and in combination with TERN-101, the first trial to assess both THR-β and FXR agonists in NASH, in the second half of 2023. We look forward to continued momentum in 2023 and multiple important milestones for Terns’ product candidates next year,” said Sen Sundaram, chief executive officer at Terns.

Recent Developments and Anticipated Milestones

TERN-701: Oral, allosteric BCR-ABL tyrosine kinase inhibitor (TKI) for chronic myeloid leukemia

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Terns intends to initiate a Phase 1 clinical trial for TERN-701 in the United States in the second half 2023 with potential interim top-line readouts from initial cohorts in 2024
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TERN-701 is Terns’ proprietary, allosteric BCR-ABL TKI, designed to target the ABL myristoyl pocket, for the treatment of chronic myeloid leukemia (CML)
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Allosteric TKIs, which bind to the myristoyl-binding pocket, represent a new treatment class for CML and have the potential to address active-site TKI shortcomings, including off-target activity and limited efficacy against active site resistance mutations
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TERN-701 aims to address the limitations of active-site TKIs with the goal of achieving improved tumor suppression through a combination of (1) potent activity against BCR-ABL including a broad range of mutations, and (2) improved safety and tolerability profiles
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Terns retains all worldwide development and commercialization rights outside of greater China
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TERN-701 is out-licensed to Hansoh Pharmaceutical Group Company Limited (Hansoh) for development in the greater China region, with Hansoh responsible for all development costs in China
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The Phase 1 trial in China is advancing. This trial is a dose-escalation and dose-expansion trial (NCT05367700) evaluating the tolerability, efficacy, and pharmacokinetics of TERN-701 in approximately 100 patients with CML

TERN-601: Oral, small-molecule glucagon-like peptide-1 (GLP-1) receptor agonist for obesity

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Investigational new drug (IND)-enabling activities for TERN-601, Terns’ lead GLP-1 receptor agonist program, remain on track with the goal of initiating a Phase 1 first-in-human clinical trial in obesity in 2023
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The Phase 1 clinical program for TERN-601 is expected to include a single ascending dose trial and a multiple ascending dose proof-of-concept trial in obese healthy volunteers and/or people with Type 2 diabetes
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Potential endpoints may include changes in body weight and glycemic control parameters
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Top-line data expected in 2024
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TERN-601 is Terns’ proprietary orally administered small-molecule GLP-1R agonist for the treatment of obesity
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Terns has identified structures believed to be suitable for oral administration as a single agent or in combination with other drug candidates within its pipeline, including small molecule glucose-dependent insulinotropic polypeptide receptor (GIPR) modulators

TERN-501: Oral, thyroid hormone receptor-beta (THR-β) agonist for NASH

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Terns presented positive data from Phase 1 clinical trial of TERN-501 in NASH at AASLD’s The Liver Meeting® in November 2022
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Among 24 treated participants TERN-501 was generally well tolerated and exhibited dose-dependent pharmacokinetics with low variability
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TERN-501-treated participants experienced increases in sex-hormone binding globulin (SHBG), a key pharmacodynamic marker of THR-β engagement linked to decreases in levels of atherogenic lipids and NASH histologic efficacy, which were time- and dose-dependent and highly associated with TERN-501 exposure
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The Phase 2a DUET trial (NCT05415722) evaluating TERN-501 monotherapy and in combination with TERN-101, the first trial assessing both THR-β and FXR agonists in NASH, remains ongoing
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Primary endpoint is the relative change from baseline in liver fat content as measured by MRI protein density fat fraction (MRI-PDFF) at Week 12 for TERN-501 monotherapy compared with placebo
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Secondary endpoints include assessment of changes in MRI-PDFF (combination vs. placebo) and MRI corrected T1, or cT1 (TERN-501 monotherapy vs. placebo as well as 501+101 combination vs. placebo)
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Top-line data expected in the second half of 2023
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TERN-501 is a THR-β agonist with high metabolic stability, enhanced liver distribution and greater selectivity for THR-β compared to other THR-β agonists in development

Pre-clinical and discovery programs: TERN-201 (VAP-1) and TERN-800 series (GIPR modulator program)

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Terns is conducting pre-clinical in vivo studies exploring TERN-201, a vascular adhesion protein-1 (VAP-1) inhibitor co-administered with immune checkpoint inhibitors (e.g., anti-PD1 and anti-CTLA4 antibodies) to assess the potential for TERN-201 to enhance response rates in solid tumors
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Discovery efforts are ongoing for the TERN-800 series of small molecule GIPR modulators for obesity, with the potential for combination with GLP-1 receptor agonists, such as TERN-601

Business Update

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Terns closed its August 2022 underwritten offering of 12,250,000 shares of its common stock at $2.42 per share and, to certain investors in lieu of common stock, pre-funded warrants to purchase 14,630,000 shares of common stock at a price of $2.4199 per pre-funded warrant. The gross proceeds to Terns for the offering were approximately $65.0 million, before deducting underwriting discounts and commissions and other offering expenses
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Terns anticipates existing cash to be sufficient to fund operations into 2025, including expected clinical trial readouts for three product candidates across three indications during that time period

Upcoming Investor Events

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Terns will participate in a fireside chat at the virtual Evercore ISI HealthCONx Conference on November 30, 2022. A live webcast will be available on the investor relations page of the Terns Pharmaceuticals website at http://ir.ternspharma.com. A replay of the webcast will be archived on Terns’ website for 30 days following the presentation.

Third Quarter 2022 Financial Results

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Cash Position: As of September 30, 2022, cash, cash equivalents and marketable securities were $187.3 million as compared with $166.0 million as of December 31, 2021. Based on its current operating plan, Terns expects these funds will be sufficient to support its planned operating expenses into 2025, including through the expected proof-of-concept clinical readouts for TERN-701, TERN-601 and TERN-501
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Research and Development (R&D) Expenses: R&D expenses were $12.2 million for the quarter ended September 30, 2022, as compared with $7.2 million for the quarter ended September 30, 2021
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General and Administrative (G&A) Expenses: G&A expenses were $5.1 million for the quarter ended September 30, 2022, as compared with $4.7 million for the quarter ended September 30, 2021
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Net Loss: Net loss was $16.8 million for the quarter ended September 30, 2022, as compared with $11.8 million for the quarter ended September 30, 2021

Terns Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$12,161	$7,153	$28,959	$21,849
General and administrative	5,131	4,715	16,242	14,133
Total operating expenses	17,292	11,868	45,201	35,982
Loss from operations	(17,292)	(11,868)	(45,201)	(35,982)
Interest income	499	49	782	115
Other (expense) income, net	(14)	4	(64)	30
Loss before income taxes	(16,807)	(11,815)	(44,483)	(35,837)
Income tax expense	(13)	(20)	(40)	(73)
Net loss	$(16,820)	$(11,835)	$(44,523)	$(35,910)

Net loss per share, basic and diluted	$(0.44)	$(0.47)	$(1.50)	$(1.64)
Weighted average common stock outstanding, basic and diluted	38,511,655	25,148,336	29,743,579	21,842,706

Terns Pharmaceuticals, Inc.

Selected Balance Sheet Data

(Unaudited; in thousands)

	September 30, 2022	December 31, 2021
Cash, cash equivalents and marketable securities	$187,286	$165,982
Total assets	192,586	168,070
Total liabilities	8,892	7,767
Total stockholders’ equity	183,694	160,303

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology, obesity and NASH. Terns’ pipeline includes four clinical stage development programs including an allosteric BCR-ABL inhibitor, a THR-β agonist, an FXR agonist, a VAP-1 inhibitor, and a preclinical small-molecule GLP-1 receptor agonist program. For more information, please visit: www.ternspharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including those related to the Company’s expectations of timing and potential results of the Company’s clinical trials and other development activities; the potential indications to be targeted by the Company with its small-molecule product candidates; the therapeutic potential of the Company’s small-molecule product candidates; the potential for the mechanisms of action of the Company’s product candidates to be therapeutic targets for their targeted indications; the potential utility and progress of the Company’s product candidates in their targeted indications, including the clinical utility of the data from and the endpoints used in the Company’s clinical trials; the Company’s clinical development plans and activities; the Company’s expectations regarding the profile of its product candidates, including efficacy, tolerability, safety, metabolic stability and pharmacokinetic profile and potential differentiation as compared to other products or product candidates; the Company’s plans for and ability to continue to execute on its current development strategy; and the Company’s expectations with regard to its runway. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s strategy, future financial condition, future operations, future trial results, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company’s actual results, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2021 and its Quarterly Report on Form 10-Q for the periods ended March 31, 2022 and June 30, 2022. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com